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                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm in the caption "Experts" in the Proxy Statement and related Prospectus on Form S-4 of Forte Software, Inc. pertaining to the merger with Sun Microsystems, Inc., and to the incorporation by reference therein of our report dated April 22, 1999, with respect to the consolidated financial statements and schedule of Forte Software, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                       Ernst & Young LLP

Walnut Creek, California
September 14, 1999